Exhibit 5

787 Seventh Avenue
New York, NY 10019-6099
Tel: 212 728 8000
Fax: 212 728 8111

December 17, 2014

Level 3 Communications, Inc.
1025 Eldorado Boulevard
Broomfield, Colorado 80021

Re:                            Registration Statement on Form S-4

Ladies and Gentlemen:

We are counsel to Level 3 Communications, Inc., a Delaware corporation (the “Issuer”), and have acted as such in connection with the filing of a Registration Statement on Form S-4 on the date hereof (as it may be amended from time to time, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), covering up to $600,000,000 in aggregate principal amount of new 5.75% Senior Notes due 2022 (the “New Notes”) of the Issuer, to be offered in exchange for all outstanding 5.75% Senior Notes due 2022 (the “Original Notes”) of the Issuer originally issued and sold in reliance upon exemptions from registration under the Securities Act.

The Original Notes were issued under, and the New Notes will be issued under, the indenture, dated as of December 1, 2014 (the “Indenture”), between the Issuer and The Bank of New York Mellon Trust Company N.A., as trustee (the “Trustee”). The exchange of the Original Notes for the New Notes will be made pursuant to an exchange offer contemplated by the Registration Statement (the “Exchange Offer”).  As used herein, the term “Registrant” refers to the Issuer.

We have examined originals or copies, certified or otherwise, identified to our satisfaction, of (a) the form of New Notes, (b) the Indenture and (c) the certificate of incorporation (or equivalent), as amended, and by-laws (or equivalent) of the Registrant.

We have also examined original, reproduced or certified copies of such records of the Registrant as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties; (ii) the authenticity of all corporate records, agreements, documents, instruments and certificates of the Registrant submitted to us as originals, the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies; (iii) the due authorization, execution and delivery of all documents and agreements

NEW YORK    WASHINGTON    PARIS    LONDON    MILAN    ROME    FRANKFURT    BRUSSELS

in alliance with Dickson Minto W.S., London and Edinburgh

Level 3 Communications, Inc.

December 17, 2014

(including the Indenture) by all parties thereto (other than the Registrant) and the binding effect of such documents and agreements on all such parties (other then the Registrant); (iv) the legal rights and power of all such parties (other than the Registrant) under all applicable laws and regulations to enter into, execute and deliver such agreements and documents; and (v) the capacity of natural persons. As to all questions of fact material to such opinions, we have relied without independent check or verification upon certificates of the Registrant, and its respective officers, employees, agents and representatives; and certificates of public officials.

A.                                   Based on the foregoing and subject to the qualifications and limitations expressed below, we are of the opinion that:

1. The execution and delivery of the Indenture have been duly authorized by the Registrant, and the Indenture constitutes a legal, valid and binding obligation of the Registrant enforceable against the Registrant in accordance with the terms thereof.

2. The New Notes have been duly authorized by the Registrant and, when duly executed by the proper officers of the Registrant, duly authenticated by the Trustee and issued by the Registrant in accordance with the terms of the Indenture and the Exchange Offer, will constitute legal, valid and binding obligations of the Registrant, will be entitled to the benefits of the Indenture and will be enforceable against the Registrant in accordance with the terms thereof.

B.                                   The foregoing opinions are subject to the following qualifications:

The opinions set forth in paragraphs A.1 through and including A.2 above are qualified in that the legality or enforceability of the documents referred to therein may be (a) subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (c) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We do not express an opinion as to matters arising under the laws of any jurisdiction, other than the laws of the State of New York and the General Corporation Law of the State of Delaware (and the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such law) and the Federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our firm under the heading “Legal Matters” in the prospectus included

Level 3 Communications, Inc.

December 17, 2014

in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP